UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2025

Smurfit Westrock plc

(Exact name of registrant as specified in its charter)

Ireland (State or other jurisdiction of incorporation)	001-42161 (Commission File Number)	98-1776979 (I.R.S. Employer Identification No.)

Beech Hill, Clonskeagh

Dublin 4, D04 N2R2

Ireland

(Address of principal executive offices, including Zip Code)

+353 1 202 7000

(Registrant’s telephone phone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, par value $0.001 per share	SW	New York Stock Exchange (NYSE)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events

On January 14, 2025, Jairo Lorenzatto, President and Chief Executive Officer, LATAM, of Smurfit Westrock plc (the “Company”) notified the Company that he will be stepping down from his role on January 31, 2025 for personal reasons. He will be succeeded by Alvaro Henao, effective as of February 1, 2025. Mr. Lorenzatto will remain in a non-executive advisory role with the Company through March 1, 2025 to assist with the leadership transition.

Mr. Henao currently serves as the Company’s Senior Vice President of Integration, the role he has held since 2024. Previously, over the course of 36 years, he held various positions of increased responsibility at Smurfit Kappa Group plc*. Most recently, between 2013 and 2023, he served as Chief Executive Officer, Central Cluster, at Smurfit Kappa Group plc.

* Smurfit Kappa Group plc combined with WestRock Company to create Smurfit Westrock plc on July 5, 2024.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

104	Cover page interactive data file (formatted as inline xbrl).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Smurfit Westrock plc

/s/ Ken Bowles
Name:	Ken Bowles
Title:	Executive Vice President and Chief Financial Officer

Date: January 16, 2025